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                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report(Date of earliest event reported) December 6, 1996


                    Brauvin Net Lease V, Inc.
        (Exact name of registrant as specified in its charter)


     Maryland             0-28332                 36-3913066
  (State or other       (Commission             (IRS Employer
  jurisdiction of      File Number)           Identification
    organization)                                  Number)


 150 South Wacker Drive,  Suite 3200,  Chicago, Illinois      60606
  (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code(312) 443-0922


                          Not Applicable
 (Former name or former address, if changed since last report)

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Item 4. Changes in Registrant's Certifying Accountant

  On December 6, 1996, Brauvin Net Lease V, Inc. (the "Fund") dismissed Ernst & Young LLP as its independent accountant. Ernst
& Young LLP's report on the financial statements for either of the past two years did not contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles. The decision to change the Fund's accountant was approved by the Fund's Board of Directors to reduce the costs associated with the audit. In the Fund's fiscal years ended 1994 and 1995 and the subsequent interim period preceding the dismissal there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which would have caused Ernst & Young LLP to make reference to the matter in their report. There were no reportable events as that term is described in Item 304(a)(1)(iv)(B) of Regulation S-B.

  On December 6, 1996, the Fund engaged Deloitte & Touche LLP as its independent accountant. The decision to engage Deloitte & Touche LLP was approved by the Board of Directors. Neither the Fund (nor someone on its behalf) consulted Deloitte & Touche LLP regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Fund's financial statements; or (ii) any matter that was either the subject of a disagreement or a reportable event.

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                            SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                             BRAUVIN NET LEASE V, INC.



                    By:        /s/ Jerome J.  Brault
                             Jerome J. Brault, Chairman of the Board,
                             President and Chief Executive Officer

                 Dated:        December 11, 1996

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